                                                                    EXHIBIT 10.4


                               AMENDMENT NO. 2 TO
               REVOLVING CREDIT AND TERM LOAN AGREEMENT AND WAIVER

      This Amendment No. 2 to Revolving Credit and Term Loan Agreement and Waiver ("Amendment and Waiver") dated as of November 22, 1999 by and among U.S. Bank National Association, as co-agent ("U.S."), Bank One, N.A. f/k/a The First National Bank of Chicago, as co-agent ("Bank One"), Comerica Bank ("Comerica") as agent for the Banks (in such capacity, "Agent") (U.S., Bank One and Comerica collectively, the "Banks"), Trim Systems Operating Corp., a Delaware corporation ("Holdings"), Tempress, Inc., a Washington corporation ("Tempress") and Trim Systems LLC, a Delaware limited liability company ("Trim").

                                    RECITALS

      A. Holdings, Tempress, Trim, Agent and Banks entered into that certain Revolving Credit and Term Loan Agreement dated as of October 29, 1998, as amended by Amendment No. 1 to Revolving Credit and Term Loan Agreement dated as of December 31, 1998 ("Agreement").

      B.    The parties desire to further amend the Agreement.

      NOW, THEREFORE, the parties agree that the Agreement is amended as follows:

      1. The definition of "CapEx Limit" set forth in Article 1 of the Agreement is amended to read as follows:

            "'CapEx Limit' shall mean for the 1999 fiscal year, $9,000,000 and for each fiscal year thereafter shall mean, $5,000,000."

      2. The definition of "Consolidated Base Net Worth" set forth in Article 1 of the Agreement is amended to read as follows:

      "'Consolidated Base Net Worth' shall mean $15,000,000 as of December 31, 1999. On the last day of each fiscal year of Holdings (commencing December 31, 2000), Consolidated Base Net Worth shall be adjusted to an amount equal to the greater of (i) the Consolidated Base Net Worth from the prior fiscal year and
(ii) an amount equal to ninety five percent (95%) of Consolidated Net Worth as of the applicable year end."

      3. The definition of "Fixed Charge Coverage Ratio" set forth in Article 1 of the Agreement is amended to read as follows:

      "'Fixed Charge Coverage Ratio' shall mean, as of any date of determination, a ratio, the numerator of which shall equal Consolidated EBITDA for the Applicable Measuring Period less a forty percent (40%) reserve for income on Consolidated Net Income for such period, and the denominator of which shall equal the scheduled payments of principal and cash interest (excluding prepayments) during such period on Holdings' and its Consolidated Subsidiaries' indebtedness for borrowed money (including all capital leases, and all indebtedness under the Term Notes as of such date) all as determined in accordance with GAAP."

      4. The definition of "Funded Debt to EBITDA Ratio" set forth in Article 1 of the Agreement is amended to read as follows:

      "'Funded Debt to EBITDA Ratio' shall mean, as of any date of determination, a ratio, the numerator of which shall equal Funded Debt of Holdings and its Consolidated Subsidiaries as of such date and the denominator of which shall equal Consolidated EBITDA for the Applicable Measuring Period times the EBITDA Multiplier."

      5. The following definitions are hereby added to Article 1 of the Agreement as follows:

      "'Applicable Measuring Period' shall mean (i) if the date of determination is December 31, 1999, the fiscal quarter ending on such date, (ii) if the date of determination is March 31, 2000, the two fiscal quarter period ending on such date, (iii) if the date of determination is June 30, 2000, the three fiscal quarter period ending on such date, and (iv) if the date of determination is September 30, 2000 or any date thereafter, the four fiscal quarter period ending on such date."

      "'EBITDA Multiplier' shall mean (i) if the date of determination is December 31, 1999, 4, (ii) if the date of determination is March 31, 2000, 2,
(iii) if the date of determination is June 30, 2000, 4/3 and (iv) if the date of determination is September 30, 2000, or the last day of any other fiscal quarter thereafter, 1."

      6. Section 8.9 of the Agreement is amended to read in its entirety as follows:

      "8.9 Maintain Funded Debt to EBITDA. Maintain as of the end of each fiscal quarter, a Funded Debt to EBITDA Ratio of not more than the following amounts during the periods specified below:

December 31, 1999 through March 30, 2000                      5.25 to 1.0
March 31, 2000 through June 29, 2000                          4.25 to 1.0
June 30, 2000 through September 29, 2000                      4.00 to 1.0
September 30, 2000 through December 30, 2000                  3.75 to 1.0
December 31, 2000 through March 30, 2001                      3.50 to 1.0
March 31, 2001 through December 30, 2001                      3.25 to 1.0
December 31, 2001 and thereafter                              2.75 to 1.0"

      7. Section 8.10 of the Agreement is amended to read in its entirety as follows:

      "8.10 Maintain Fixed Charge Coverage Ratio. Maintain, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than the following amounts for the periods specified below:

December 31, 1999 through March 30, 2000                      1.25 to 1.0
March 31, 2000 through September 29, 2000                     1.30 to 1.0
September 30, 2000 through June 29, 2001                      1.35 to 1.0
June 30, 2001 and thereafter                                  1.45 to 1.0"

      8. Pursuant to Section 8.8 of the Agreement, Borrowers were required to maintain as of the end of each fiscal quarter, a Consolidated Net Worth of not less than the Consolidated Base Net Worth. Borrowers have advised Banks that for the fiscal quarter ending June 30, 1999 Consolidated Net Worth was less than the Consolidated Base Net Worth and that for the fiscal quarter ending September 30, 1999, Consolidated Net Worth may be less than Consolidated Base Net Worth.

      Banks hereby waive the default under the Agreement which arose, or may arise, as a result of noncompliance with Section 8.8 of the Agreement as of June 30, 1999 and September 30, 1999. Except as expressly provided for herein, nothing set forth in this Amendment and Waiver shall constitute a waiver of any term or condition of the Agreement, any default arising thereunder or any right or remedy of Banks provided thereunder or as provided by law.

      9. Pursuant to Section 8.9 of the Agreement, Borrowers were required to maintain as of the end of each fiscal quarter for the fiscal year ending December 31, 1999, a Funded Debt to EBITDA Ratio of not more than 3.75 to 1.0. Borrowers have advised Banks that for the fiscal quarters ending March 31, 1999 and June 30, 1999, the Funded Debt to EBITDA Ratio was more than 3.75 to 1.0 and that for the fiscal quarter ending September 30, 1999, the Funded Debt to EBITDA Ratio may be more than 3.75 to 1.0.

      Banks hereby waive the defaults under the Agreement which arose, or may arise, as a result of noncompliance with Section 8.9 of the Agreement as of March 31, 1999, June 30, 1999 and September 30, 1999. Except as expressly provided for herein, nothing set forth in this Amendment and Waiver shall constitute a waiver of any term or condition of the Agreement, any default arising thereunder or any right or remedy of Banks provided thereunder or as provided by law.

      10. Pursuant to Section 8.10 of the Agreement, Borrowers were required to maintain as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.45 to 1.0. Borrowers have advised Bank that for the fiscal quarter ending June 30, 1999 the Fixed Charge Coverage Ratio was less than 1.45 to 1.0 and that for the fiscal quarter ending September 30, 1999, the Fixed Charge Coverage Ratio may be less than 1.45 to 1.0.

      Banks hereby waive the default under the Agreement which arose, or may arise, as a result of noncompliance with Section 8.10 of the Agreement as of June 30, 1999 and September 30, 1999. Except as expressly provided for herein, nothing set forth in this Amendment and Waiver shall constitute a waiver of any term or condition of the Agreement, any default arising thereunder or any right or remedy of Banks provided thereunder or as provided by law.

      11. Schedule 1.1 of the Agreement is amended in its entirety to read in the form of Schedule 1.1 annexed hereto.

      12.   The amendments and waivers set forth above shall be effective upon
(a) execution by Borrowers, Agent and Banks of this Amendment and Waiver; (b) receipt by Agent of evidence, satisfactory to Agent in its sole discretion, of a $4,000,000 equity contribution to Holdings and; (c) payment by Company to Agent of an amendment and waiver fee in the amount of $100,000.

      13. Except as expressly modified hereby, all the terms of and conditions of the Agreement shall remain in full force and effect.

      14. Borrowers hereby represent and warrant that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of each of the Borrowers' Articles of Incorporation or Bylaws or Articles of Organization or Operating Agreement, as applicable, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the representations and warranties of Borrowers set forth in Sections 7.1 through 7.17 and 7.19 through
7.23 of the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the representations and warranties of Borrowers set forth in Section
7.18 of the Agreement are true and correct in all material respects as of the date hereof with respect to the most recent financial statements furnished to the Bank by Borrowers in accordance with Section 8.1 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

      15. This Amendment may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

            WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent                     TRIM SYSTEMS OPERATING CORP.

By: /s/ [ILLEGIBLE]                 By:
    -------------------------------

Its: Assistant Vice President       Its: Vice President
     ------------------------------

                                            TRIM SYSTEMS, LLC

                                            By: /s/ [ILLEGIBLE]
                                               ---------------------------------

                                            Its: Vice President

                                            TEMPRESS, INC.

                                            By: /s/ [ILLEGIBLE]
                                               ---------------------------------

                                            Its: Vice President

REVOLVING/TERM BANKS:                       COMERICA BANK

                                            By: /s/ [ILLEGIBLE]
                                               ---------------------------------

                                            Its:
                                                --------------------------------

                                            BANK ONE, NA F/K/A THE FIRST
                                            NATIONAL BANK OF CHICAGO

                                            By: /s/ GLENN A. CURRIN

                                            Its: First Vice President
                                                --------------------------------

                                            U.S. BANK NATIONAL ASSOCIATION

                                            By: /s/ MARK R. MCDONALD

                                            Its: Vice President
                                                --------------------------------


SWING LINE BANK:                            COMERICA BANK

                                            By: /s/ [ILLEGIBLE]
                                                --------------------------------

                                            Its: Assistant Vice President
                                                --------------------------------

                                  SCHEDULE 1.1

                                   MARGIN GRID

                                               Level I        Level II            Level III           Level IV           Level V
                                               -------        --------            ---------           --------           -------
Funded Debt to EBITDA Ratio:                               < or = 2.50 and      < or = 3.00 and     < or = 3.50 and
                                              < or = 1.50       >1.50                >2.50               >3.00              >3.50

Eurocurrency-based Margin:
         Revolving Credit Notes:                 1 1/2%         1 3/4%               2 1/4%              2 3/4%              3.25%
         Term Notes-A:                           1 1/2%         1 3/4%               2 1/4%              2 3/4%              3.25%
         Term Notes-B:                               2%         2 1/4%               2 3/4%              3 1/4%              3.75%

Prime-based Margin:
         Revolving Credit Notes                      0%             0%                 1/4%                3/4%              1.25%
         Term Notes-A:                               0%             0%                 1/4%                3/4%              1.25%
         Term Notes-B:                               0%           1/4%                 3/4%              1 1/4%              1.75%

Applicable L/C Fee Percentage:                   1 1/2%         1 3/4%               2 1/4%              2 3/4%                 3%
Applicable Commitment Fee Percentage:              1/4%           1/4%                 3/8%                3/8%               1/2%

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